  Exhibit 10.14

PURCHASE AND SALE AGREEMENT
(DEVELOPED - BULK)
This Purchase and Sale Agreement (“Agreement”) is made between 150 CCM Black Oak, Ltd. a Texas limited partnership (collectively “Seller” and/or “Developer”, whether one or more) and Houston LD, LLC (“Buyer”).

1. Sale of Property/Lots. Seller agrees to sell and Buyer agrees to purchase, subject to the terms and conditions of this Agreement, certain property more particularly described as follows:

124 Lots located in the Lakes at Black Oak Subdivision, Magnolia, Montgomery County, Texas, as more particularly referenced and described on the “Plat” attached hereto as Exhibit A, and specifically including the Lot Numbers listed on Exhibit A.
together with all improvements thereon and all appurtenant rights of Seller including, without limitation, any rights of ingress and egress through the adjacent streets, roads, infrastructure, alleys and right-of-ways and such other rights as may be specified in this Agreement (collectively the “Property”, which may refer also to the lots included therein). Buyer and Seller acknowledge and understand the location and description of the Property referenced and described herein, regardless of the sufficiency of any legal description.

2. Purchase Price. The Purchase Price for Property shall be $6,175,000.00 and allocated as follows:

50 lf Lot	$44,000	Number of lots: 53	$2,332,000
60 lf Lot	$54,000	Number of lots: 70	$3,780,000
70 lf Lot	$63,000	Number of lots: 1	$63,000
The Purchase Price shall be payable as follows:

a.
Within two (2) business days of the Effective Date, Buyer shall deliver $50,000 to Texas State Title, attn. Cody Sobieski, Pres. 281-640-7660 (“Escrow Agent”) as earnest money to be credited toward the Purchase Price at the Closing. In addition, Buyer shall deliver along with the earnest money the independent consideration for the inspection period in Paragraph 4 below.

b.
Within two (2) business days after the expiration of the Inspection Period, Buyer shall deliver to the Escrow Agent an additional $100,000 non-refundable earnest money deposit, which shall be considered earnest money for all purposes under this Agreement, except that it is non-refundable unless Seller defaults.

c.
The remaining balance of the Purchase Price shall be paid in cash or its equivalent at Closing as specified below, as adjusted for prorations and closing costs described below, and subject to exceptions contained herein.

d.
In addition to the Purchase Price, Buyer agrees to pay $2,500 per lot at Closing as a “community enhancement fee” which Seller will apply exclusively towards funding an amenity package on the Property. The current proposed amenity package is attached on Exhibit B hereto.

The Purchase Price to be paid by Buyer for the Property is conditioned upon Seller’s delivery of the Property in compliance with the terms and conditions of this Agreement.

3. Effective Date. The Effective Date shall be the date when the last one of the Buyer or Seller executes this Agreement.

4. Due Diligence Inspection Period. For the independent consideration of $500 paid to the Escrow Agent in accordance with Paragraph 2.a above, Buyer shall have forty-five (45) days from the Effective Date (“Inspection Period”) in which the Buyer may perform inspections and non-invasive testing, at its sole expense, to determine if the Property and lots located therein, in its sole discretion, is suitable for Buyer’s proposed development, use and business purposes and that the lots within Property are in compliance with all standards, conditions and terms hereof and herein. Buyer and its representatives shall have access to the Property during this Inspection Period and up until Closing. Buyer agrees to restore the Property substantially to its original condition after completion of such inspection and testing, which obligation shall survive termination of this Agreement. Buyer may cancel or terminate this Agreement at any time during the Inspection Period for any reason by delivering written notice of termination to Seller prior to the expiration of the Inspection Period and the parties shall be released from any further rights, obligations, and liabilities hereunder (except for those which expressly survive termination) and all earnest money on deposit shall be returned to the Buyer.

Buyer shall indemnify, defend, and hold Seller and its employees, representatives, and agents harmless from and against all claims, liabilities, liens, costs, fees, and expenses, including, without limitation, court costs, litigation expenses, and attorneys’ fees, related to or anyway arising from any of the inspections, tests, or entry on the Property. This obligation to indemnify and hold harmless shall survive the termination of this Agreement.

Within ten (10) days of the Effective Date, Seller agrees to disclose and provide to Buyer copies of any third party materials that Seller identifies in its possession that relate to the Property, which may include (but Seller does not represent that it has all of these materials) a current survey, boundary and topographical surveys, plats, HOA, restrictive covenants and conditions, engineering reports by electronic format in PDF, CAD (including but not limited to .dwg and/or .dgn format) or other media, environmental reports, flood zone certifications, soils reports, easement agreements, encroachments or encumbrances, municipal zoning related documents, improvement/management district information, requirements and fees, mineral leases, oil/gas wells/lines, property line discrepancies, and homeowners or community association documents, but Seller is under no obligation to disclose or provide documents of record in the real property records. Buyer may perform Phase I (but not Phase II environmental assessments on Property during the Inspection Period at its own expense.

If Buyer does not terminate this Agreement prior to the expiration of the Inspection Period, then the earnest money deposit shall become non-refundable (subject only to Seller’s ability to convey clear title and deliver the Property in compliance with the terms and conditions of this Agreement), and which shall be applied towards the Purchase Price at closing.

5. Title Commitment. Within seven (7) days after the Effective Date, Seller, at its expense, shall order and deliver to Buyer a title commitment for the Property in the amount of the Purchase Price from Escrow Agent and obtain a copy of all documents which constitute exceptions to the title commitment. Buyer shall give Seller written notice within twenty (20) days following receipt of the Title Commitment of any condition of title (exceptions or requirements) that is not satisfactory to Buyer. Seller may, but shall not be obligated, to resolve such matters; provided, however, that mortgage liens may be resolved at closing. If Seller is unable or unwilling to resolve such matters before the expiration of the Inspection Period as defined above, then Buyer may, at Buyer’s sole option, either (1) accept title subject to the objections raised by Buyer and such accepted objections shall become Permitted Exceptions (“Permitted Exceptions”) without any adjustment in the Purchase Price, or (2) terminate this Agreement prior to the expiration of the Inspection Period pursuant to Paragraph 4 above, whereupon the earnest monies shall be immediately returned to Buyer by Escrow Agent, or (3) work with Seller, if mutually agreeable, to satisfy unacceptable matters and postpone the end of the Inspection Period and/or Closing Date to satisfy these matters. At Closing, Seller shall provide Buyer with an owner’s policy of title insurance in the amount of the Purchase Price. Seller shall pay the cost for the basic cost of the owner’s policy of title insurance, and Buyer shall pay the cost for all endorsements, changes, and modifications to the owner’s policy of title insurance.

6. Closing. Closing shall occur within thirty (30) days after the expiration of the Inspection Period (“Closing Date”) subject to the Property being delivered in compliance with all terms herein.

7. Title & Deliveries. At or prior to Closing, Seller shall deliver to the Escrow Agent and/or Buyer the following items for the Property, duly executed and acknowledged where required:

 ~~A.~~ Conveyance Deed. A special warranty deed in the form satisfactory to Buyer, specifically stating all approved exceptions to title, if any, subject but not limited to, zoning or deed restrictions, easements and encumbrances of record by either Buyer or Seller, or future assessments if applicable.

B. Foreign Person Tax Withholding. Documentation or information required for compliance with Section 1445 of the Internal Revenue Code.

C. Additional Documents. Such additional documents as might be reasonably required by the Buyer, Buyer’s Lender, or the Escrow Agent to consummate the sale of the Property and convey clear title to the Buyer with all appurtenant rights.

D. Insurance Policy and Costs. Seller will pay the costs of Seller’s counsel, preparation of any deeds and any bill of sale, deliver and pay the basic costs for a title insurance policy in an amount equal to the Purchase Price, transfer taxes for the conveyance, and one half of the escrow or closing fees. Buyer will pay the cost of Buyer’s counsel, all loan costs required by Buyer’s lender, including title policy cost in excess of owner’s policy, Buyer’s portion of the cost of the owner’s policy of title insurance, one half of any escrow or closing fee, and recording fees for any deeds and mortgage, and any applicable mortgage tax.

E. Tax Prorations. All taxes and assessments (including pending assessments if the related improvement is substantially completed as of the Closing Date), whether payable in installments or not, for the year of closing will be prorated to the Closing Date based on the latest available tax rate and assessment valuation (with the parties signing a proration agreement as to adjustments when actual taxes are known).

8. Obligations of Seller & Conditions Precedent to Closing. Seller shall complete and deliver the Property in compliance with all terms and requirements stated herein, if not already done so. Buyer’s obligation to close on the Property or any lots within same is subject to and conditioned upon the compliance and satisfaction, as of the Closing Date, of each of the requirements described herein and below. Unless specifically stated otherwise, the satisfaction of these conditions shall be at Seller’s expense. Buyer shall cooperate with Seller to satisfy these conditions as needed.

A. Correctness of Representations and Warranties. Seller represents and warrants that (i) to its knowledge it holds good and marketable title in fee simple to the Property, (ii) all closing documents signed by Seller will be valid, authorized and binding upon Seller, (iii) to its knowledge no outstanding contracts, fees, debts or liens exist on the Property (except mortgage liens to be satisfied at closing and other items related to the development of the Property); and (iv) to Seller’s knowledge there are no leases or third-party rights/interests on the Property and Seller is in sole possession. These representations and warranties of Seller shall be evaluated by Buyer during its title review and the Inspection Period and shall not create any obligations of Seller or rights of Buyer, outside of those specified in Paragraphs 4 and 5 of this Agreement.

B. Final Plat Recording & 911 Addresses. Finalization and recording of the proposed plat and Seller’s delivering a copy thereof to Buyer on or before the Closing Date. The plat shall be deemed finalized after all required governmental approvals have been obtained, said plat has been duly recorded in the real property records of the applicable County Clerk’s office, corresponding 911 addresses have been provided by the Seller to the Buyer.

C. Covenants, Conditions, and Restrictions (“CC&Rs”). Seller shall draft CC&Rs for Buyer’s review prior to the expiration of the Inspection Period, and Buyer shall approve the CC&Rs so long as they are reasonable. If buyer does not believe that the CC&Rs are reasonable, it shall give Seller written notice specifying its objections and Seller and Buyer shall attempt to negotiate a final set of CC&Rs prior to the expiration of the Inspection Period. If Seller or its affiliate is the declarant and/or governing architectural review authority under the CC&Rs, then upon Buyer’s submittal from time to time, Seller shall approve Buyer’s submittals so long as they are in accordance with the CC&Rs.

D. Completion/Compliance. The Property and lots therein have been completed in full compliance with all terms hereof. All requirements by applicable local, state and federal governmental authorities will have been met or exceeded for the Property and each lot therein, including but not limited to, preliminary and final plat approval, proper construction and availability of fully operational utilities including roads, water, sanitary sewer, storm, sewer with all necessary permits and fully compliant (no violations) with all applicable rules, regulations, and ordinances of applicable authorities, and a written statement from the engineer of record that building permits are obtainable from the appropriate governmental agencies for the construction of single-family houses on the lots. A preliminary and final plat of the development, approved construction drawings from the municipal authority and an “AS BUILT” survey will be provided in “PDF” and “CAD” format to the Buyer as they become available. Each lot pin shall have a flagged wooden lathe to mark the pin location. Provided that Buyer provides Seller adequate and appropriate utility easements over and under the Property, as reasonably determined by Seller, Seller will cause permanent underground electric power and telecommunication facilities (collectively, the “Permanent Utilities”) to be installed and available to the perimeter of each lot within the Property within ninety (90) days after Buyer has poured the slab for a residence on a lot and has given Seller written notice that Buyer is ready for the Permanent Utilities for the lot. This post-closing obligation of Seller to provide Permanent Utilities shall expressly survive Closing for twenty-four (24) months.

E. Permits and Environmental Concerns. Seller will obtain and complete all requirements related to Storm Water Pollution Prevention Plans (“SWPPP”) as required by applicable local, state and federal authorities and maintain the same during the development of the lots within the Property. Upon Closing, Seller will deliver to Buyer satisfactory approval from the appropriate authority/agency regarding storm water quality that all BMP’s are installed and maintained per the SWPPP. Upon Closing, Seller shall transfer (to the extent transferrable) the stormwater permit to Buyer and Buyer shall assume all responsibility for future maintenance and installation and Seller shall be released from liability thereon. Seller shall have caused all FEMA requirements to have been met for a home on any lot to be exempted from purchasing flood insurance and no portion of any house pad site (it being understood that some portions of some lots are within a flood plain) is to be located in a FEMA defined flood plain. Seller’s principals have no actual knowledge that the Property has been or is presently used for handling, storage, manufacturing, refining, transportation or disposal of “toxic material”, “hazardous substances”, or “hazardous waste”. If “hazardous wastes”, “hazardous substances”, or “hazardous material” is located on the Property, as determined by a Phase I or permitted Phase II environmental assessment obtained by the Buyer, then Buyer shall have the right to terminate this Agreement during the Inspection Period pursuant to Paragraph 4 above.

F. Trash, Trees, Brush & Debris. The Property is being sold “as-is” and Buyer shall be responsible for mowing, brush hogging, and removing, clearing, and disposing of all trees, trash and debris on the Property, except that Seller will remove any construction debris of which Buyer notifies Seller in writing prior to the expiration of the Inspection Period.

9.  Offsite Water Flow. Seller will deliver the Property at Closing with proper offsite water flow on and to the Property and which will be managed through the appropriate infrastructure.

10. Subsurface Rock. Prior to expiration of the Inspection Period, Buyer may terminate this Agreement pursuant to Paragraph 4 above and recover the earnest money upon the discovery of subsurface rock underlying the Property in any quantity deemed excessive by the Buyer, unless Seller has remedied the same to Buyer’s satisfaction.

11. Assessments.  So long as Developer is in control under the CC&Rs, Buyer shall be exempt from paying any and all applicable assessments (but will have to pay TAP fees and the amenity assessment) in the CC&Rs to the Developer during the Seller’s period of ownership, including, but not limited to regular and special assessments. Seller also agrees to exempt bona fide home builders from assessments in the CC&Rs, during the same time period.

12. Notice. All notices will be in writing and served by electronic transmission to the addresses shown below, until notification of a change of such addresses. All such notices shall be deemed delivered on the date initiated.

For Bu

David C. Frye, Manager

David.frye@rauschcoleman.com

479.455.9090

Dana Danvers, Director of Acquisitions

Dana.danvers@rauschcoleman.com

John Maberry

John.maberry@rauschcoleman.com

Josh Carson

Josh.carson@rauschcoleman.com

Julie Bias, Financial Coordinator

Julie.bias@rauschcoleman.com

For Seller:

Charley MacKenzie

charley@sed.com.sg

Daryl Robinson

drobinson@newquestcrosswell.com

Moe Chan

moe@sed.com.sg

Shamar O’Bryant

shamar@sed.com.sg

Frank Heuszel

fheuszel@yahoo.com

Randy Farber

rfarber@jw.com

13. Disclosure by Buyer and Seller. One or more individuals representing the Buyer or Seller may hold real estate licenses from multiple states.

14. Default. If Seller has performed all of Seller’s obligations and fulfilled the conditions under this Agreement and, if within five (5) days after the date specified for Closing, the Buyer fails to make payment as required herein, through no fault of Seller, then Seller may, as its sole and exclusive remedy, cancel and terminate this Agreement and keep the earnest money deposit paid by the Buyer as liquidated damages. If Seller breaches this Agreement or fails to perform any of Seller’s obligations hereunder, then Buyer may as its sole remedy, (i) terminate this Agreement and receive a refund of all of the earnest money, or (ii) seek specific performance of this Agreement pursuant to the remainder of this Paragraph 14.

a.
Buyer may enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Buyer but waiving any uncured title or survey objections or matters and without any offset against, deduction from, or reduction in the Purchase Price (except for the costs Buyer will incur to complete the Property in accordance with the terms hereof), and Seller’s warranty of title in the special warranty deed and the owner policy of title insurance to be delivered under this Agreement shall be subject to the permitted title exceptions and all uncured title or survey objections or matters, and Buyer expressly waives its rights to seek damages if it files a lawsuit for specific performance.

b.
Buyer shall be deemed to have elected to terminate this Agreement under clause (i) above if Buyer fails to file suit for specific performance in accordance with Sub-Paragraph a above ~~(~~against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before 60 days after the date upon which closing was to have occurred.

15. Binding Effect/Assignment. This Agreement will inure to the benefit of and bind the respective successors of the parties. Seller may not assign this Agreement or any obligations hereunder. Buyer may assign this Agreement and any and all rights and obligations hereunder at any time prior to closing to any person or entity controlling, controlled by, or under common control with Buyer. For purposes of this Paragraph a person or entity shall control an entity, if it, directly or indirectly, holds a majority interest in the entity to be controlled.

16. No Waiver. Failure of either party to exercise any rights under this Agreement shall not constitute a waiver of any right, nor excuse the other party’s full performance. No express waiver of any matter shall affect any other matter under this Agreement. Express waivers are only effective if in writing.

17. Brokerage. Buyer represents that it has not contracted with any real estate broker in connection with the transaction contemplated by this Agreement. Seller shall be responsible for paying a 4% Broker’s commission based on the Purchase Price to Dave Ramsey with Home Asset, Inc. Each party shall indemnify and hold the other party harmless from all claims, losses, liabilities, costs, fees, and expenses (including, but not limited to, court costs, litigation expenses, and attorneys’ fees) related to or incurred in connection with any claims for brokerage commissions arising by, through, or under the indemnifying party.

18. Entire Agreement. This document constitutes the entire agreement between the parties, incorporating all prior agreements, and may only be amended in writing executed by both parties. The exhibits attached to this Agreement are incorporated into this Agreement for all purposes.

19. Attorney’s Fees. If either party prevails against the other in a legal action concerning any part of this Agreement, the successful party shall be entitled to its reasonable attorney’s fees and costs connected with such action, through appellate and bankruptcy proceedings, in addition to all other recovery or relief. Costs shall include all deposition costs and expert fees, even if not used at trial.

20. Governing Law. This Agreement shall be governed and enforced in accordance with the law of the state where the Property is located.

21. Time. Buyer and Seller understand that “Time is of the Essence” for this Agreement.

22. ADA Compliant Ramps. Seller shall be responsible for installation of any and all required ADA sidewalk ramps for sidewalks installed by Seller. Said ramps shall meet all the ADA Guidelines, Code and Specifications for such ramps.

23. Special Stipulations.

a.
Within 30 days after Closing, Seller shall commence construction of the Black Oak Community Entry on Black Oak Drive, including the landscaping and amenities in Paragraph 1. This provision shall expressly survive Closing and remain a continuing obligation of Seller until complete.

b.
During the Inspection Period, Buyer shall propose its signage to Seller for approval, as to type, size, appearance, and placement. Seller shall not unreasonably withhold its approval of the signage, so long as the signage meets all applicable governmental requirements and is limited so as not to clutter the Property. After approval by Seller, Buyer may place the signage in the agreed locations prior to closing.

c.
Seller’s obligations under this Paragraph 23 and any liabilities therefore shall survive Closing.

d.
The terms of this Agreement shall be kept confidential by both parties, subject to the remainder of this Paragraph 23.d. Each party may disclose the terms of this Agreement (including information about the parties) where disclosure is required by (or advisable to comply with) applicable law or regulation, rule of stock exchange, governmental agency, or self-regulatory agency, by a court of competent jurisdiction, or by any other regulatory body, and the terms may be disclosed to the parties’ respective counselors, attorneys, accountants, brokers, and other persons with a need to know.

24. AS-IS. Subject to the representations and covenants, stated herein to expressly survive Closing, and the specific provisions of Paragraph 8.D, the parties intend that the sale of the Property will be made on an “As Is, Where Is” basis with all faults, in accordance with the terms and provisions of Exhibit C.

25. Statutory Notices. To the extent applicable, Seller gives Buyer the notices set forth in Exhibit D.

SELLER:

150 CCM BLACK OAK LP,
a Texas limited partnership

By:     150 Black Oak GP, Inc.,
a Texas corporation
Its:      General Partner

By:      /s/ Charley MacKenzie
Charley MacKenzie,
Chief Development Officer

Date: 7/2/18
BUYER: HOUSTON LD, LLC By: /s/ David C. Frye David C. Frye, Manager Date: 7-2-18

EXHIBIT A

Description and Plat of Property

and List of Lots

LOCATION
PROJECT

VICINITY MAP

FUTURE BLACK OAK
SECTION 2

BLACK OAK SECTION 1
PARTIAL REPLAT NO 1

Being 18.266 Acres of Land
Containing 4 Blocks, 87 Lots, and 0 Restricted Reserves
Situated in the James Brown Survey, A-78,
Montgomery County, Texas,
also Being a Partial Replat of Black Oak Section 1,
Recorded in Cabinet Z, Sheets 4526-4530, M.C.M.R.

1" = 100' MAY 2018

CONSULTING ENGINEERS, INC.

SHEET 1 OF 4

BLACKOAK SECTION 1 TAKE DOWNS				
TAKE	LOTS			
WIDTHS	50'	60'	70'	
TAKE 1		36	1	
TAKE 2	53	34		
MOD BUF			2	3

LOCATION
PROJECT

VICINITY MAP

SCALE 1" = 300'

PARTIAL REPLAT OF

BLACK OAK SECTION 1

CABINET 2, SHEETS 4526-4530, M.C.M.R.
CHANGING LOT SIZES IN BLOCKS 1, 2, PART OF 3, AND 4
87 LOTS AND 0 RESTRICTED RESERVES
SITUATED IN THE JAMES BROWN SURVEY, A-78,
MONTGOMERY COUNTY, TEXAS

1" - 300' JUNE 2018

CONSULTING ENGINEERS, INC.

OWNER: 150 CCM BLACK OAK, LTD.
32731 EGYPT LANE

Purchase and Sale Agreement
150 CCM Black Oak, Ltd.
Houston LD, LLC
Exhibit A-

   EXHIBIT B

Proposed Amenity Package

Legend
1) Large Pavilion (Elevated slightly)
2) Potential Restroom
3) 5-12 Yr. Splashpad (Vertical elements to create focal point)
4) 2-5 Yr. Splashpad
5) 2-5 Yr. Dry Playground
6) 5-12 Yr. Dry Playground
7) 5' Berm w/ Hill Slides and Boulder Elements
8) Low Timber Bridges and/or Trellis Feature
9) Parking Lot
10) Open Lawn Area
11) Neighborhood Main Entry
12) Existing Tree (Typ.)
13) Proposed Shade Tree (Typ.)
14) Proposed Understory Tree (Typ.)
Dauntless Drive
Dry Creek Road
0' 20' 40' 80'
Scale: 1" = 20'

terralab landscape architects

Lakes at Black Oak | Recreation Park • "Chain of Lakes" Concept

Arete Development • Montgomery County, TX • 04.11.2016

Purchase and Sale Agreement
150 CCM Black Oak, Ltd.
Houston LD, LLC
Exhibit B-

EXHIBIT C

As-Is, Where-Is

1.
BUYER ACKNOWLEDGES AND AGREES THAT SELLER AND ITS AGENTS HAVE NOT MADE, DO NOT MAKE, WILL NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED, OR STATUTORY, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY, OR CONDITION OF THE PROPERTY OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY; (B) THE ECONOMIC FEASIBILITY OF THE PROPERTY OR THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (D) EXCEPT FOR ANY WARRANTIES OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY; (E) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, THE STATUS OF ANY PERMITS AND GOVERNMENTAL APPROVAL; (F) THE RENTABILITY, HABITABILITY, MARKETABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (G) THE PRESENCE OF ANY ENDANGERED OR THREATENED SPECIES ON THE PROPERTY, AS WELL AS THE SUITABILITY OF THE PROPERTY AS HABITAT FOR ANY OF THOSE SPECIES; OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, SELLER AND ITS AGENTS HAVE NOT MADE, DO NOT MAKE, WILL NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED) ON, UNDER, OR ABOUT THE PROPERTY OR THE COMPLIANCE OF THE PROPERTY WITH ANY OF THE ENVIRONMENTAL LAWS (AS HEREINAFTER DEFINED). THE TERM “HAZARDOUS MATERIALS” MEANS ANY SUBSTANCE, COMPOUND, MATERIAL OR WASTE, WHETHER SOLID, LIQUID OR GASEOUS: (1) THE PRESENCE OF WHICH REQUIRES INVESTIGATION, MONITORING OR REMEDIATION UNDER ANY ENVIRONMENTAL LAW (DEFINED BELOW); (2) WHICH IS OR BECOMES DEFINED AS A “HAZARDOUS SUBSTANCE”, “HAZARDOUS MATERIAL”, “HAZARDOUS WASTE”, “EXTREMELY HAZARDOUS WASTE”, “SOLID WASTE”, “TOXIC SUBSTANCE”, “CHEMICAL SUBSTANCE”, “REGULATED SUBSTANCE”, “POLLUTANT”, OR “CONTAMINANT”, OR IS OTHERWISE CLASSIFIED AS HAZARDOUS OR TOXIC, IN OR PURSUANT TO ANY ENVIRONMENTAL LAW; (3) WHICH IS EXPLOSIVE, CORROSIVE, FLAMMABLE, RADIOACTIVE, OR OTHERWISE HAZARDOUS AND IS OR BECOMES REGULATED BY ANY GOVERNMENTAL AUTHORITY, AGENCY, DEPARTMENT, COMMISSION, BOARD, AGENCY OR INSTRUMENTALITY OF THE UNITED STATES, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF; (4) THE PRESENCE OF WHICH ON THE PROPERTY CAUSES OR THREATENS TO CAUSE A NUISANCE UPON THE PROPERTY OR TO ADJACENT PROPERTIES OR POSES OR THREATENS TO POSE A HAZARD TO THE HEALTH OR SAFETY OF PERSONS ON OR ABOUT THE PROPERTY; (5) THAT CONTAINS PETROLEUM HYDROCARBONS, ASBESTOS, RADON, POLYCHLORINATED BIPHENYLS, UREA FORMALDEHYDE FOAM INSULATION, LEAD, OR MOTOR FUEL OR OTHER VOLATILE ORGANIC COMPOUNDS; (6) WHICH CAUSES OR POSES A THREAT TO CAUSE A HAZARD TO THE ENVIRONMENT OR TO THE HEALTH, SAFETY OR WELFARE OF PERSONS ON OR ABOUT THE PROPERTY, OR (7) WHICH IS A SHARP (E.G. NEEDLE) OR AN INFECTIOUS, MEDICAL OR RADIOACTIVE WASTE. THE TERM “ENVIRONMENTAL LAWS” MEANS ANY FEDERAL, STATE OR LOCAL LAW, STATUTE, GUIDANCE OR POLICY STATEMENT, ORDINANCE, CODE, RULE, REGULATION, LICENSE, AUTHORIZATION, DECISION, ORDER, INJUNCTION OR DECREE, WHICH PERTAINS TO HEALTH, SAFETY OR THE ENVIRONMENT (INCLUDING, BUT NOT LIMITED TO, GROUND, AIR, WATER OR NOISE POLLUTION OR CONTAMINATION, AND UNDERGROUND OR ABOVEGROUND TANKS) AND SHALL INCLUDE WITHOUT LIMITATION, THE CLEAN WATER ACT, 33 U.S.C. § 1251 ET SEQ.; THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. § 6901 ET SEQ.; THE TOXIC SUBSTANCE CONTROL ACT, 15 U.S.C. §§ 2601 ET SEQ; THE OCCUPATIONAL HEALTH AND SAFETY ACT; THE TEXAS WATER CODE; AND THE TEXAS SOLID WASTE DISPOSAL ACT, TEXAS HEALTH AND SAFETY CODE CHAPTER 361, ALL AS AMENDED.

2.
BUYER AGREES THAT IT HAS EXAMINED AND INVESTIGATED THE PROPERTY PRIOR TO EXECUTION HEREOF OR THAT IT WILL INVESTIGATE THE PROPERTY PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD AND THAT IN PURCHASING THE PROPERTY BUYER WILL RELY SOLELY UPON ITS INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE PROPERTY, AND BUYER IS RELYING SOLELY UPON ITS OWN EXAMINATION, STUDY, INSPECTION, AND KNOWLEDGE OF THE PROPERTY AND BUYER’S DETERMINATION OF THE VALUE OF THE PROPERTY AND USES TO WHICH THE PROPERTY MAY BE PUT, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.

3.
BUYER AGREES TO PAY FOR AND HAS MADE OR CAUSED TO BE MADE (OR WILL MAKE OR CAUSE TO BE MADE) ALL INSPECTIONS, INVESTIGATIONS AND ANALYSES NECESSARY OR APPROPRIATE FOR THE PURPOSE OF DETERMINING COMPLIANCE OR NON-COMPLIANCE BY THE PROPERTY WITH ALL BUILDING, HEALTH, ENVIRONMENTAL, ZONING AND LAND USE LAWS, ORDINANCES, RULES AND REGULATIONS, AND SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY’S COMPLIANCE WITH SUCH BUILDING, HEALTH, ENVIRONMENTAL, ZONING AND LAND USE LAWS, ORDINANCES, RULES AND REGULATIONS.

4.
BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION, IF ANY, PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (A) HAS NOT MADE AND WILL NOT BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (B) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED AT ANY TIME BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER SHALL BE AT THE SOLE RISK OF BUYER. BUYER ACKNOWLEDGES AND AGREES THAT IT WILL CONDUCT ITS OWN VERIFICATION OF THE INFORMATION, EITHER INDEPENDENTLY OR THROUGH AGENTS OF BUYER’S CHOOSING. NEITHER SELLER, NOR ITS AGENTS, NOR THE PERSON OR ENTITY WHICH PREPARED ANY REPORT OR REPORTS DELIVERED BY SELLER TO BUYER SHALL HAVE ANY LIABILITY TO BUYER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORTS.

5.
BUYER RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER FROM, AND WAIVES, ANY AND ALL LIABILITIES, CLAIMS, CAUSES OF ACTION, DAMAGES, AND OTHER RELIEF, WHETHER AT LAW OR IN EQUITY AND WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, AND WHETHER PAST, PRESENT, OR FUTURE, IN CONNECTION WITH, AS A RESULT OF OR OTHERWISE WITH REGARD TO THE CONDITION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ITS ENVIRONMENTAL CONDITION. THIS GENERAL RELEASE SHALL BE APPLICABLE, WITHOUT LIMITATION, TO ANY AND ALL LIABILITIES, CLAIMS, CAUSES OF ACTION, DAMAGES AND OTHER RELIEF UNDER ANY OF THE ENVIRONMENTAL LAWS.

6.
THE OCCURRENCE OF A CLOSING SHALL CONSTITUTE AN ACKNOWLEDGMENT BY BUYER THAT THE PROPERTY WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT FOR THE SPECIAL WARRANTIES OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED), AND OTHERWISE IN AN “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” CONDITION. THE PROVISIONS OF THIS EXHIBIT SHALL SURVIVE CLOSING.

Purchase and Sale Agreement
150 CCM Black Oak, Ltd.
Houston LD, LLC
Exhibit C-

EXHIBIT D

Statutory Notices

1.
Abstract or Title Policy. Buyer should have an abstract covering the Property examined by an attorney of Buyer’s selection, or Buyer should be furnished with or obtain a title policy.

2.
Notice Regarding Possible Liability for Additional Taxes (§5.010 Texas Property Code). If the Property is vacant land, then pursuant to Section 5.010 of the Texas Property Code Seller notifies Buyer: “If for the current ad valorem tax year the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land. The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the land is located.”

3.
Notice Regarding Possible Annexation (§5.011 Texas Property Code). If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (“ETJ”) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality’s ETJ or is likely to be located within a municipality’s ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

4.
Notice of Water Level Fluctuations (§5.019 Texas Property Code). If the Property adjoins an impoundment of water, including a reservoir or lake, constructed and maintained under Chapter 11 of the Texas Water Code, that has a storage capacity of at least 5,000 acre-feet at the impoundment’s normal operating level, then pursuant to Section 5.019 of the Texas Property Code Seller notifies Buyer: “The water level of the impoundment of water adjoining the Property fluctuates for various reasons, including as a result of: (1) an entity lawfully exercising its right to use the water stored in the impoundment; or (2) drought or flood conditions.”

5.
Notice of Private Transfer Fee (§5.205 Texas Property Code). If the Property is subject to a private transfer fee, then pursuant to Section 5.205 of the Texas Property Code Seller notifies Buyer that the private transfer fee obligation may be governed by Chapter 5, Subchapter G of the Texas Property Code.

6.
Notice Required by §13.257 of the Texas Water Code Regarding Certificated Water or Sewer Service. Pursuant to Section 13.257 of the Texas Water Code Seller notifies Buyer: “The real property, described below, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the Property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property. The undersigned Buyer hereby acknowledges receipt of the foregoing notice at or before the execution of a binding Agreement for the purchase of the real property described in the notice or at closing of purchase of the real property.” The real property referred to in this notice is the Property defined in this Agreement.

7.
Notice Regarding Taxing Districts (§49.452 Texas Water Code). If the Property is located in a district created under Title 4 of the Texas Water Code (currently Chapters 49 through 68) or by a special act of the legislature, that is providing or proposing to provide water, sanitary sewer, drainage, or flood control or protection facilities or services, or any of these facilities or services that have been financed or are proposed to be financed with bonds of the district payable in whole or part from taxes of the district, or by imposition of a standby fee, if any, then pursuant to Section 49.452 of the Texas Water Code Seller gives Buyer the notice in the attached Exhibit E, which is incorporated into this Agreement for all purposes.

8.
Notice of Obligation to Pay Public Improvement District Assessment (§5.014 Texas Property Code). If the Property is located in a public improvement district established under Subchapter A, Chapter 372, Local Government Code, or Chapter 382, Local Government Code, and consists of not more than one dwelling unit, then pursuant to Section 5.014 of the Texas Property Code Seller notifies Buyer that as a Buyer of the Property you are obligated to pay an assessment to a municipality or county for an improvement project undertaken by a public improvement district under Subchapter A, Chapter 372, Local Government Code, or Chapter 382, Local Government Code. The assessment may be due annually or in periodic installments. More information concerning the amount of the assessment and the due dates of that assessment may be obtained from the municipality or county levying the assessment. The amount of the assessments is subject to change. Your failure to pay the assessments could result in a lien on and the foreclosure of your property.

Purchase and Sale Agreement
150 CCM Black Oak, Ltd.
Houston LD, LLC
Exhibit D-

 EXHIBIT E

Notice of Utility or Other Statutorily Created District

(§49.452 and § 54.812 Texas Water Code)

NOTICE TO BUYER OF REAL ESTATE
SITUATED IN
HARRIS COUNTY IMPROVEMENT DISTRICT NO. 17

The real property, described below, which you are about to purchase is located Harris County Improvement District No. 17 (the “District”). The District has taxing authority separate from any other taxing authority, and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of this date, the rate of taxes levied by the District on real property located in the District is $1.25 on each $100 of assessed valuation. The total amount of bonds, excluding refunding bonds and any bonds or any portion of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by the voters and that has been or may be issued, at this date, is $200,000,000 for water, sewage and drainage purposes, $670,000,000 for roads, and $80,000,000 for parks and recreational facilities, and the aggregate initial principal amount of all bonds issued for one or more of the specified facilities of the District and payable in whole or in part from property taxes is $-0-.

The District also has the authority to adopt and impose a standby fee on property in the District that has water, sanitary sewer, or drainage facilities and services available but not connected and which does not have a house, building or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The District may exercise the authority without holding an election on the matter. As of this date, the most recent amount of the standby fee is $-0-. An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the District stating the amount, if any, of unpaid standby fees on a tract of property in the District.

The District has the authority to levy an assessment on property within the District. The District may exercise this authority without holding an election the matter. As of this date, the amount of the assessment is $-0- per $100 valuation for real property and improvements thereon. The District is located in whole or in part within the extra-territorial jurisdiction of the Cities of Houston and Tomball. By law, a district located in the extraterritorial jurisdiction of a municipality may be annexed without the consent of a district or the voters in the District. When a district is annexed, it is dissolved.

The purpose of this District is to provide water, sewer, drainage or flood control facilities, roads, services, and park and recreation facilities within the District through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the District.

See the legal description of the Property in the contract to which this notice is attached.
Buyer is advised that the information shown on this form is subject to change by the district at any time. The district routinely establishes tax rates during the months of September through December of each year, effective for the year in which the tax rates are approved by the district. Buyer is advised to contact the district to determine the status of any current or proposed changes to the information shown on this form.

The Buyer hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

07/02/2018	By:	/s/ Charley MacKenzie
Date		Signature of Seller

The undersigned Buyer hereby acknowledges receipt of the foregoing at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

07/02/2018	By:	/s/ David C. Frye
Date		Signature of Buyer

150 CCM Black Oak, Ltd.
Houston LD, LLC
Exhibit E-